UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Reed Elsevier PLC

(Exact name of registrant as specified in its charter)

England	Not applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1-3 Strand, London	WC2N 5JR

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

7.750% Guaranteed Notes due 2014	New York Stock Exchange

8.625% Guaranteed Notes due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.      ☐
Securities Act registration statement file number to which this form relates: 333-155717 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)
None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be registered.
     The descriptions of the general terms and provisions of the 7.750% Notes due 2014 and 8.625% Notes due 2019, issued by Reed Elsevier Capital Inc. and fully and unconditionally guaranteed by Reed Elsevier PLC and Reed Elsevier NV, contained under the heading “Description of the Debt Securities and Guarantees” in the Registrant’s Registration Statement on Form F-3 (No. 333-155717) (the “Registration Statement”) and under the heading “Description of the Notes and Guarantees” in the Registrant’s Prospectus Supplement, dated January 16, 2009, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.
Item 2. Exhibits.
4.1	Form of 7.750% Notes due 2014 (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 6-K (No. 001-13334) filed on January 16, 2009).

4.2	Form of 8.625% Notes due 2019 (incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 6-K (No. 001-13334) filed on January 16, 2009).

4.3	Indenture, dated as of May 9, 1995, among Reed Elsevier Capital Inc., Reed Elsevier PLC (formerly known as Reed International P.L.C.), and Reed Elsevier NV, (formerly known as Elsevier NV), The Bank of New York Mellon (as successor to the Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 (No. 333-6710-02), dated April 1, 1997).

4.4	Fifth Supplemental Indenture, dated as of January 16, 2009, among Reed Elsevier Capital Inc., Reed Elsevier PLC and Reed Elsevier NV, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, as London Paying Agent, and The Bank of New York (Luxembourg) S.A. as Luxembourg Paying Agent (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K (No. 001-13334) filed on January 16, 2009).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
REED ELSEVIER PLC
Date: January 22, 2009

By:	/s/ Les Dixon
Name:	Les Dixon
Title:	Deputy Secretary

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